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                                                                  Exhibit (g)(2)
                               AMENDED SCHEDULE A
                           TO THE CUSTODIAN AGREEMENT
                     BETWEEN AMERICAN PERFORMANCE FUNDS AND
                             BANK OF OKLAHOMA, N.A.
                                SEPTEMBER 5, 1990

Name of Fund
------------

American Performance Cash Management Fund

American Performance U.S. Treasury Fund

American Performance Bond Fund

American Performance Intermediate Bond Fund

American Performance Intermediate Tax-Free Bond Fund

American Performance Equity Fund

American Performance Aggressive Growth Fund

American Performance Short-Term Income Fund

American Performance Balanced Fund

American Performance Growth Equity Fund

American Performance Small Cap Equity Fund

                                          American Performance Funds
                                          By: /s/ Jeffrey C. Cusick
                                          Jeffrey C. Cusick
                                          Date: January 21, 1999

                                          Bank of Oklahoma, N.A.
                                          By: /s/ James L. Huntzinger
                                          James L. Huntzinger
                                          Date: January 21, 1999